Exhibit 99.1
News Release
FIS Reports First Quarter 2015 Results

•	Revenue of $1.6 billion, up two percent for the quarter, up five percent on a constant currency basis

•	Adjusted EPS from continuing operations of $0.65

•	$223 million returned to shareholders in dividends and share repurchases

JACKSONVILLE, Fla., April 30, 2015 - FIS™ (NYSE:FIS), a global leader in banking and payments technology as well as consulting and outsourcing solutions, today reported that first quarter revenue increased two percent on a reported basis to $1.6 billion from $1.5 billion a year earlier and five percent on a constant currency basis. GAAP net earnings from continuing operations attributable to common stockholders was $114 million, or $0.40 per diluted share, compared to $157 million, or $0.54 per diluted share in the prior year quarter.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders was $186 million for the quarter, or $0.65 per share. First quarter 2015 non-GAAP adjusted net earnings from continuing operations excludes acquisition-related purchase amortization of $0.12 per share, global re-structuring costs of $0.10 per share and costs pertaining to acquisition, integration and severance of $0.03 per share. Adjusted EBITDA decreased to $425 million in the first quarter 2015, down five percent from $448 million in the prior year quarter, while adjusted EBITDA margin was 27.4 percent compared to 29.3 percent in the prior year quarter.

“We continued to grow revenue and return value to shareholders demonstrating the consistency of our business model,” stated Gary Norcross, president and chief executive office, FIS. “Advancing this model through our new segmentation will better position us to leverage our scale, services and solutions more effectively to propel our clients’ business forward.”

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a review of first quarter 2015 results by segment:

•	Integrated Financial Solutions:

Revenue on a reported basis grew two percent to $969 million, from $946 million in the first quarter 2014. Adjusted EBITDA decreased to $379 million from $381 million in the first quarter 2014, while adjusted EBITDA margin was 39.1 percent compared to 40.2 percent a year earlier primarily reflecting lower termination fees in the current year period.

•	Global Financial Solutions:

On a reported basis, revenue increased one percent to $587 million from $584 million in the first quarter 2014. Revenue increased eight percent on a constant currency basis. Adjusted EBITDA decreased 14 percent to $90 million from $105 million in the first quarter of 2014, while adjusted EBITDA margin decreased 260 basis points to 15.4 percent.

•	Corporate/Other:

Corporate costs, as adjusted, totaled $44 million in the first quarter 2015 compared to $38 million in the prior year quarter. Interest expense, net of interest income, decreased to $37 million from $41 million in the first quarter 2014, reflecting lower costs resulting from debt refinancing activities. The effective tax rate was approximately 33 percent for both periods.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $489 million as of March 31, 2015, while debt outstanding totaled $5.2 billion.

Net cash provided by operations was $231 million and adjusted cash flow from operations was $315 million in the first quarter of 2015. Capital expenditures totaled $101 million resulting in free cash flow of $214 million in the first quarter 2015.

FIS repurchased 2.2 million common shares at a total cost of $150 million in the first quarter 2015. Approximately $1.4 billion remained under the existing share repurchase authorization as of March 31, 2015. The Company paid shareholder dividends of $73 million in the first quarter of 2015.

2015 Outlook

FIS’ full year 2015 guidance is as follows:

•	Reported revenue growth of 1 to 3 percent

•	Adjusted EPS from continuing operations of $3.27 to $3.37, an increase of 6 to 9 percent compared to 2014

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on April 30, 2015, to discuss first quarter 2015 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations Web site, and a telephone replay will be available through May 15, 2015 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 357369. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better, understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include constant currency revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted cash flow from operations, adjusted net earnings (including per share amounts) and free cash flow.

Constant currency revenue is reported revenue excluding the impact of fluctuations in foreign currency exchange rates in 2015. Growth in revenue presented on a constant currency basis reflects a comparison of constant currency revenue for 2015 against 2014 adjusted revenue.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2015 comparative data) excludes certain acquisition, integration and severance costs as well as certain restructuring and other severance costs associated with the reorganization of the Company’s global operations and the formation of the Global Financial Solutions segment.

Adjusted EBITDA (2014 comparative data) includes the impact of the contract cash settlement revenue as described in the description of 2014 adjusted revenue above.

Adjusted net earnings from continuing operations (2015 comparative data) excludes the after tax impact of certain acquisition, integration and severance costs, certain restructuring and other severance costs associated with the reorganization of the Company’s global operations and the formation of the Global Financial Solutions segment, and acquisition-related amortization.

Adjusted net earnings from continuing operations (2014 comparative data) includes the after-tax impact of adjusted revenue and excludes the after tax impact of acquisition-related amortization.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from continuing operations (2015 and 2014 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain payments for contingent purchase price and incentive compensation programs associated with the 2010 acquisition of Capco.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS
FIS is a global leader in banking and payments technology as well as consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs approximately 40,000 people worldwide and holds leadership positions in payment processing and banking solutions. Providing software, services and outsourcing of the technology that drives financial institutions; FIS is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow us on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, and the anticipated costs and benefits resulting from the realignment of the Company’s organizational structure and its change in reportable segments, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets, and changes in foreign exchange rates;

•	the effect of legislative initiatives or proposals, statutory changes, changes in governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Corporate Finance and Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
April 30, 2015

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2015 and 2014

Exhibit B	Consolidated Balance Sheets - Unaudited as of March 31, 2015 and December 31, 2014

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2015 and 2014

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2015 and 2014

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months ended March 31, 2015 and 2014

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

		Exhibit A

	Three months ended March 31,
	2015	2014
Processing and services revenues	$1,554.8	$1,520.3
Cost of revenues	1,070.3	1,044.4
Gross profit	484.5	475.9
Selling, general and administrative expenses	269.4	189.8
Operating income	215.1	286.1
Other income (expense):
Interest expense, net	(37.4)	(41.1)
Other income (expense), net	(1.4)	(0.5)
Total other income (expense), net	(38.8)	(41.6)
Earnings from continuing operations before income taxes	176.3	244.5
Provision for income taxes	57.8	81.2
Earnings from continuing operations, net of tax	118.5	163.3
Earnings (loss) from discontinued operations, net of tax	(3.1)	(2.2)
Net earnings	115.4	161.1
Net earnings attributable to noncontrolling interest	(4.5)	(6.6)
Net earnings attributable to FIS common stockholders	$110.9	$154.5
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.40	$0.54
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.01)	(0.01)
Net earnings per share-basic attributable to FIS common stockholders *	$0.39	$0.54
Weighted average shares outstanding-basic	283.0	288.0
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.40	$0.54
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.01)	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.39	$0.53
Weighted average shares outstanding-diluted	286.8	291.9
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$114.0	$156.7
Earnings (loss) from discontinued operations, net of tax	(3.1)	(2.2)
Net earnings attributable to FIS common stockholders	$110.9	$154.5

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$489.0	$492.8
Settlement deposits	300.4	393.9
Trade receivables, net	1,130.7	1,126.4
Settlement receivables	352.0	153.7
Other receivables	27.5	31.5
Due from Brazilian venture partner	32.4	33.6
Prepaid expenses and other current assets	196.4	167.0
Deferred income taxes	68.6	67.4
Assets held for sale	—	6.8
Total current assets	2,597.0	2,473.1
Property and equipment, net	490.0	483.3
Goodwill	8,834.8	8,877.6
Intangible assets, net	1,173.5	1,268.0
Computer software, net	878.2	893.4
Deferred contract costs, net	222.4	213.2
Other noncurrent assets	304.1	311.9
Total assets	$14,500.0	$14,520.5

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$798.4	$730.3
Settlement payables	603.1	558.4
Deferred revenues	334.4	279.4
Current portion of long-term debt	13.6	13.1
Due to Brazilian venture partner	11.6	13.3
Liabilities held for sale	—	4.4
Total current liabilities	1,761.1	1,598.9
Long-term debt, excluding current portion	5,182.8	5,054.6
Deferred income taxes	847.0	874.4
Due to Brazilian venture partner	27.3	29.6
Deferred revenues	26.7	26.1
Other long-term liabilities	172.7	245.4
Total liabilities	8,017.6	7,829.0
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,363.2	7,336.8
Retained earnings	2,784.3	2,746.8
Accumulated other comprehensive earnings (loss)	(227.8)	(107.2)
Treasury stock $0.01 par value	(3,562.1)	(3,423.6)
Total FIS stockholders’ equity	6,361.5	6,556.7
Noncontrolling interest	120.9	134.8
Total equity	6,482.4	6,691.5
Total liabilities and equity	$14,500.0	$14,520.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net earnings	$115.4	$161.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	153.4	152.6
Amortization of debt issue costs	2.2	2.6
Stock-based compensation	19.4	13.3
Deferred income taxes	(21.7)	(6.7)
Excess income tax benefit from exercise of stock options	(8.7)	(8.5)
Other operating activities, net	1.9	(0.6)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(21.7)	15.3
Settlement activity	(54.3)	2.5
Prepaid expenses and other assets	(24.4)	(13.0)
Deferred contract costs	(28.3)	(16.6)
Deferred revenue	56.1	25.9
Accounts payable, accrued liabilities and other liabilities	41.8	(105.3)
Net cash provided by operating activities	231.1	222.6

Cash flows from investing activities:
Additions to property and equipment	(41.9)	(37.9)
Additions to computer software	(59.3)	(52.0)
Other investing activities, net	(0.7)	8.5
Net cash used in investing activities	(101.9)	(81.4)

Cash flows from financing activities:
Borrowings	1,686.0	1,839.0
Repayment of borrowings and capital lease obligations	(1,558.7)	(1,529.6)
Excess income tax benefit from exercise of stock options	8.7	8.5
Proceeds from exercise of stock options	13.3	12.8
Treasury stock activity	(155.9)	(203.1)
Dividends paid	(73.7)	(69.5)
Other financing activities, net	(17.7)	(15.7)
Net cash (used in) provided by financing activities	(98.0)	42.4

Effect of foreign currency exchange rate changes on cash	(35.0)	6.6

Net (decrease) increase in cash and cash equivalents	(3.8)	190.2
Cash and cash equivalents, at beginning of period	492.8	547.5
Cash and cash equivalents, at end of period	$489.0	$737.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended March 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$968.9	$586.9	$(1.0)	$1,554.8
Operating income (loss)	$326.4	$47.0	$(158.3)	$215.1
Non-GAAP adjustments:
Global restructure (1)	—	—	44.6	44.6
Acquisition, integration and severance costs (2)	—	—	12.2	12.2
Purchase price amortization	—	—	50.3	50.3
Non-GAAP operating income (loss)	326.4	47.0	(51.2)	322.2
Depreciation and amortization from continuing operations	52.4	43.2	7.5	103.1
Adjusted EBITDA	$378.8	$90.2	$(43.7)	$425.3

Non-GAAP operating margin	33.7%	8.0%	N/M	20.7%

Adjusted EBITDA margin	39.1%	15.4%	N/M	27.4%

	Three months ended March 31, 2014
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$937.2	$583.5	$(0.4)	$1,520.3
Non-GAAP adjustments:
Contract settlement (3)	9.0	—	—	9.0
Adjusted processing and services revenue	$946.2	$583.5	$(0.4)	$1,529.3
Operating income (loss)	$320.0	$67.0	$(100.9)	$286.1
Non-GAAP adjustments:
Contract settlement (3)	9.0	—	—	9.0
Purchase price amortization	—	0.1	54.8	54.9
Non-GAAP operating income (loss)	329.0	67.1	(46.1)	350.0
Depreciation and amortization from continuing operations	51.6	38.1	8.0	97.7
Adjusted EBITDA	$380.6	$105.2	$(38.1)	$447.7

Non-GAAP operating margin	34.8%	11.5%	N/M	22.9%

Adjusted EBITDA margin	40.2%	18.0%	N/M	29.3%

Total adjusted revenue growth from prior year period
Three months ended March 31, 2015	2.4%	0.6%	N/M	1.7%

(1)See note (1) for exhibit E.
(2)See note (2) for exhibit E.
(3)See note (3) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CONSTANT REVENUE — UNAUDITED
(In millions)

				Exhibit D (continued)

	Three months ended March 31,
	2015			2014
			Constant		Constant
			Currency		Currency
	Revenue	FX	Revenue	Revenue (1)	Growth
Integrated Financial Solutions	$968.9	$0.8	$969.7	$946.2	2.5%
Global Financial Solutions	586.9	44.9	631.8	583.5	8.3%
Corporate and Other	(1.0)	(0.1)	(1.1)	(0.4)	N/M
Total processing and services revenue	$1,554.8	$45.6	$1,600.4	$1,529.3	4.6%

(1)	As adjusted. See note (3) for Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended March 31,
	2015	2014
Net cash provided by operating activities	$231.1	$222.6
Non-GAAP adjustments:
Capco acquisition related payments (1)	29.3	28.0
Settlement activity	54.3	(2.5)
Adjusted cash flows from operations	314.7	248.1
Capital expenditures	(101.2)	(89.9)
Free cash flow	$213.5	$158.2

(1)
Free cash flow for the three months ended March 31, 2015 and 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E

	Three months ended
	March 31,
	2015	2014

Net earnings from continuing operations attributable to FIS	$114.0	$156.7
Plus provision for income taxes	57.8	81.2
Interest expense, net	37.4	41.1
Other, net	5.9	7.1

Operating income	215.1	286.1
Non-GAAP adjustments:
Global restructure (1)	44.6	—
Acquisition, integration and severance (2)	12.2	—
Contract settlement (3)	—	9.0
Purchase price amortization	50.3	54.9

Non-GAAP operating income	322.2	350.0

Depreciation and amortization from continuing operations	103.1	97.7
Adjusted EBITDA	$425.3	$447.7

(1)See note (1) for exhibit E.
(2)See note (2) for exhibit E.
(3)See note (3) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended March 31, 2015
			Acquisition,
			Integration,
			and		Purchase
		Global	Severance		Price
	GAAP	Restructure (1)	Costs (2)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$1,554.8	$—	$—	$1,554.8	$—	$1,554.8
Cost of revenues	1,070.3	—	—	1,070.3	(50.3)	1,020.0
Gross profit	484.5	—	—	484.5	50.3	534.8
Selling, general and administrative	269.4	(44.6)	(12.2)	212.6	—	212.6
Operating income	215.1	44.6	12.2	271.9	50.3	322.2
Other income (expense):
Interest income (expense), net	(37.4)	—	—	(37.4)	—	(37.4)
Other income (expense), net	(1.4)	—	—	(1.4)	—	(1.4)
Total other income (expense)	(38.8)	—	—	(38.8)	—	(38.8)
Earnings (loss) from continuing operations before income taxes	176.3	44.6	12.2	233.1	50.3	283.4
Provision for income taxes	57.8	14.6	4.0	76.4	16.5	92.9
Earnings (loss) from continuing operations, net of tax	118.5	30.0	8.2	156.7	33.8	190.5
Earnings (loss) from discontinued operations, net of tax (5)	(3.1)	—	—	(3.1)	—	(3.1)
Net earnings (loss)	115.4	30.0	8.2	153.6	33.8	187.4
Net (earnings) loss attributable to noncontrolling interest	(4.5)	—	—	(4.5)	—	(4.5)
Net earnings (loss) attributable to FIS common stockholders	$110.9	$30.0	$8.2	$149.1	$33.8	$182.9

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$114.0	$30.0	$8.2	$152.2	$33.8	$186.0
Earnings (loss) from discontinued operations, net of tax (5)	(3.1)	—	—	(3.1)	—	(3.1)
Net earnings (loss) attributable to FIS common stockholders	$110.9	$30.0	$8.2	$149.1	$33.8	$182.9

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.10	$0.03	$0.53	$0.12	$0.65
Weighted average shares outstanding — diluted	286.8	286.8	286.8	286.8	286.8	286.8

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$153.4	(50.3)	$103.1

Stock compensation expense						$19.4

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended March 31, 2014

				Purchase
		Contract		Price
	GAAP	Settlement (3)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$1,520.3	$9.0	$1,529.3	$—	$1,529.3
Cost of revenues	1,044.4	—	1,044.4	(54.9)	989.5
Gross profit	475.9	9.0	484.9	54.9	539.8
Selling, general and administrative	189.8	—	189.8	—	189.8
Operating income	286.1	9.0	295.1	54.9	350.0
Other income (expense):
Interest income (expense), net	(41.1)	—	(41.1)	—	(41.1)
Other income (expense), net	(0.5)	—	(0.5)	—	(0.5)
Total other income (expense)	(41.6)	—	(41.6)	—	(41.6)
Earnings (loss) from continuing operations before income taxes	244.5	9.0	253.5	54.9	308.4
Provision for income taxes	81.2	3.0	84.2	18.4	102.6
Earnings (loss) from continuing operations, net of tax	163.3	6.0	169.3	36.5	205.8
Earnings (loss) from discontinued operations, net of tax (5)	(2.2)	—	(2.2)	—	(2.2)
Net earnings (loss)	161.1	6.0	167.1	36.5	203.6
Net (earnings) loss attributable to noncontrolling interest	(6.6)	—	(6.6)	—	(6.6)
Net earnings (loss) attributable to FIS common stockholders	$154.5	$6.0	$160.5	$36.5	$197.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$156.7	$6.0	$162.7	$36.5	$199.2
Earnings (loss) from discontinued operations, net of tax (5)	(2.2)	—	(2.2)	—	(2.2)
Net earnings (loss) attributable to FIS common stockholders	$154.5	$6.0	$160.5	$36.5	$197.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.54	$0.02	$0.56	$0.13	$0.68
Weighted average shares outstanding — diluted	291.9	291.9	291.9	291.9	291.9

Effective tax rate	33%				33%

Supplemental information:
Depreciation and amortization			$152.6	(54.9)	$97.7

Stock compensation expense					$13.3
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2015 and 2014.

The adjustments are as follows:

(1)
Severance costs incurred in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment in order to focus on growth and specific market demands of clientele in that market.

(2)	This column represents non-recurring transaction and other costs, including integration activities, related to recent acquisitions and other severance costs.

(3)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(4)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(5)
During the 2015 and 2014 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they do not align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business.

	Three Months Ended March 31,
	2015	2014

China business line	$(1.7)	$(1.8)
Participacoes	(1.4)	(0.4)
Total discontinued operations	$(3.1)	$(2.2)